EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-220766, No. 333-218408, No. 333-204545, No. 333-126809, and No. 333-52384 on Form S-8 of Central Valley Community Bancorp of our report dated March 14, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sacramento, California
March 14, 2018